UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) |__|
___________________________

THE BANK OF NEW YORK MELLON
(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

225 Liberty Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)
___________________________

General Electric Company
(Exact name of obligor as specified in its charter)

New York	14-0689340
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

3135 Easton Turnpike
Fairfield, Connecticut	06828
(Address of principal executive offices)	(Zip code)
___________________________

Subordinated Debt Securities
(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

	(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of the Department of	One State Street, New York, N.Y.
Financial Services of the State of New	10004-1417, and Albany, N.Y.
York	12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y.
10045

Federal Deposit Insurance Corporation	550 17th Street, NW
Washington, D.C. 20429

The Clearing House Association L.L.C.	100 Broad Street
New York, N.Y. 10004

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

	1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-207042).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-188382).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Woodland Park, and State of New Jersey, on the 24th day of February, 2016.

THE BANK OF NEW YORK MELLON

By:	/s/	Laurence J. O’Brien
	Name:	Laurence J. O’Brien
	Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 2015, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar amounts in thousands
ASSETS
Cash and balances due from depository
institutions:
Noninterest-bearing balances and currency
and coin	6,003,000
Interest-bearing balances	120,462,000
Securities:
Held-to-maturity securities	42,513,000
Available-for-sale securities	72,422,000
Federal funds sold and securities purchased
under agreements to resell:
Federal funds sold in domestic offices	11,000
Securities purchased under agreements to
resell	15,650,000
Loans and lease financing receivables:
Loans and leases held for sale	402,000
Loans and leases, net of unearned
income	35,333,000
LESS: Allowance for loan and
lease losses	140,000
Loans and leases, net of unearned
income and allowance	35,193,000
Trading assets	3,995,000
Premises and fixed assets (including
capitalized leases)	1,047,000
Other real estate owned	5,000
Investments in unconsolidated subsidiaries
and associated companies	478,000
Direct and indirect investments in real estate
ventures	0
Intangible assets:
Goodwill	6,310,000
Other intangible assets	1,036,000
Other assets	13,731,000
Total assets	319,258,000

LIABILITIES
Deposits:
In domestic offices	128,432,000
Noninterest-bearing	88,410,000
Interest-bearing	40,022,000
In foreign offices, Edge and Agreement
subsidiaries, and IBFs	142,383,000
Noninterest-bearing	7,243,000
Interest-bearing	135,140,000
Federal funds purchased and securities sold
under agreements to repurchase:
Federal funds purchased in domestic
offices	5,820,000
Securities sold under agreements to
repurchase	1,858,000
Trading liabilities	3,948,000
Other borrowed money:
(includes mortgage indebtedness and
obligations under capitalized leases)	7,157,000
Not applicable
Not applicable
Subordinated notes and debentures	765,000
Other liabilities	6,823,000
Total liabilities	297,186,000

EQUITY CAPITAL
Perpetual preferred stock and related
surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to
preferred stock)	10,224,000
Retained earnings	12,129,000
Accumulated other comprehensive income	-1,766,000
Other equity capital components	0
Total bank equity capital	21,722,000
Noncontrolling (minority) interests in
consolidated subsidiaries	350,000
Total equity capital	22,072,000
Total liabilities and equity capital	319,258,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell
Catherine A. Rein	Directors
Joseph J. Echevarria